UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 16, 2010

China Wesen Recycling Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53022	26-1357843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 405, Floor 4, North Tower, 9 Shen Zhou Road,
Guangzhou High-tech Industrial Development Zone, Guangzhou
 People’s Republic of China

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code:  86 (20) 32290314

SRKP 23, Inc.
4737 North Ocean Drive, Suite 207, Lauderdale by the Sea, Florida 33308

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

The information in Item 3.02, below, is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

On December 16, 2010, China Wesen Recycling Technology, Inc. (the “Company”) conducted a second and final closing of a private placement that was initially reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2010.  Pursuant to subscription agreements entered into with the investors, the Company sold an aggregate of 1,346,068 shares of common stock, $0.0001 par value per share, at $2.25 per share, for gross proceeds of approximately $3.0 million (the “Private Placement).

The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving the Company’s securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

WestPark Capital, Inc. (“WestPark”) served as the placement agent for the Private Placement pursuant to a Placement Agency Agreement by and among the Company, WestPark and Weixin International Co., Limited. Pursuant to the Placement Agency Agreement, we paid WestPark a commission equal to 10.0% with a non-accountable fee of 4.0% of the gross proceeds from the Private Placement.

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. ANY SECURITIES SOLD IN THE PRIVATE PLACEMENT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Placement Agency Agreement dated as of November 23, 2010 by and among the Company, Weixin International Co., Limited and WestPark Capital, Inc.
10.2	Form of Subscription Agreement by and among the Company, Weixin International Co., Limited, and the investors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Wesen Recycling Technology, Inc.

Date: December 22, 2010	By:	/s/ Xiao Liu
	Name:	Xiao Liu
	Title:	Chief Executive Officer